NOTE AND SECURITY AGREEMENT


$2,504,695
                                                              September 25, 2000


         FOR VALUE RECEIVED, the undersigned ("BORROWER") hereby promises to pay to the order of Gateway Companies, Inc., a Delaware corporation ("LENDER"), at its address of 4545 Towne Centre Court, San Diego, California 92121, or at such other place or to such other party as Lender may from time to time designate in writing, the principal sum of Two Million Five Hundred Four Thousand Six Hundred Ninety-Five Dollars ($2,504,695), in lawful money of the United States of America, together with interest on the principal amount outstanding from time to time at the rate set forth herein until fully paid. The indebtedness evidenced hereby shall be payable as set forth below.

         Section 1. MATURITY DATE. This Note, including the principal balance and all accrued but unpaid interest hereon, shall be due and payable in full on September 24th, 2003 (the "MATURITY DATE").

         Section 2. INTEREST. The principal amount of this Note from time to time outstanding shall bear interest at the rate of 15 1/2% per annum. Interest on this Note shall accrue monthly. Should Borrower fail to pay interest hereunder as set forth herein, the amount unpaid shall be added to the unpaid principal hereof and bear interest at the rate set forth above.

         Section 3. DEFINITIONS. For the purposes of this Note, the following terms shall have the following definitions:

                 (a) "CUSTOMER" means a person which has purchased any of the Products.

                 (b) "CUSTOMER PAYMENTS" means payments (electronic or otherwise) by Customers in respect of the Products, whether such payments constitute principal or interest under the relevant Financing Agreement.

                 (c) "FINANCING AGREEMENT" means an agreement between Borrower and a Customer, in form and substance reasonably satisfactory to Lender, pursuant to which such Customer agrees to pay Borrower for Products. Any document executed or delivered by or on behalf of a Customer in connection with any such agreement, including any direction to such Customer's employer to deduct payments due from such Customer's wages, shall be included in the term "Financing Agreement."

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                 (d) "LOCKBOX ACCOUNT" means one or more bank accounts specified by Lender to Borrower from time to time into which Customer Payments are to be deposited.

                 (e) "PRODUCTS" means all goods shipped to Borrower by or on behalf of Gateway and its affiliates, including all Gateway personal computers and related peripheral products

         Section 4. PAYMENTS UNDER NOTE. Borrower shall ensure that all Customer Payments be directed to the Lockbox. All Customer Payments received by Lender during a month shall, on the tenth business day of the following month, be credited first to interest on, and then to principal of, this Note. If, by the Maturity Date, Customer Payments are insufficient to pay either all interest or the full principal balance of this Note, Borrower shall pay such deficit in full on the Maturity Date. Borrower shall at all times be permitted to prepay any part of the principal of this Note.

         Section 5. SECURITY INTEREST. To secure all of its obligations hereunder, Borrower hereby grants to Lender a security interest in all of its right, title and interest in the Products, the Financing Agreements and all proceeds of the foregoing (collectively, the "COLLATERAL"). Borrower shall deliver to Lender all Financing Agreements executed or delivered from time to time by or on behalf of Customers. Until shipped to Customers, all Products shall be maintained by Borrower in a bonded warehouse and clearly marked as being subject to Lender's security interest.

         Section 6. REPRESENTATIONS AND WARRANTIES. Borrower hereby makes the following representations and warranties to Lender:

         (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted.

         (b) The execution, delivery and performance of this Note by Borrower have been duly authorized by Borrower. This Note constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms. Borrower has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Note and to perform its obligations under this Note.

         (c) Neither the execution and delivery of this Note by Borrower nor the consummation or performance of any of the transactions contemplated hereby will give any person the right to prevent, delay or otherwise interfere with any of such transactions pursuant to (i) any provision of Borrower's Certificate or Articles of Incorporation or by-laws; (ii) any resolutions adopted by the board of directors or the stockholders of Borrower; (iii) any applicable provision of statutory law or governmental regulation applicable to this Note; or (iv) any contract, agreement or other instrument to which Borrower is a party or by which Borrower may be bound.

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         (d) This Note creates and grants to Lender a legal, valid and perfected first priority security interest in the Collateral. The Collateral is not subject to any other security interest, lien or encumbrance.

         (e) Each Financing Agreement complies in all material respects with all applicable requirements of law.

         Section 7. DEFAULT. If any default occurs under this Note, then, or at any time thereafter, the entire unpaid principal balance of and accrued but unpaid interest owing on this Note shall, at the option of Lender and after written notice thereof to Borrower, become immediately due and payable. This option may be exercised at any time after any such event, and the acceptance of one or more installments thereafter shall not constitute a waiver of Lender's option. Lender's failure to exercise this option with regard to any default shall not be construed as a waiver of the provisions hereof as regards any subsequent default. Borrower shall be in default under this Note if:

                 (a) Borrower shall fail to make any payment under this Note when due; or

                 (b) Any representation or warranty made by Borrower to Lender in this Note shall be false on the date made or Borrower shall default in the performance of or compliance with any term or covenant contained in this Note; or

                 (c) Borrower shall admit in writing its inability to pay its debts as they mature, or institute (by petition, application, answer, consent or otherwise) a bankruptcy, insolvency or similar proceeding with respect to itself under the laws of any jurisdiction (an "INSOLVENCY PROCEEDING") or any Insolvency Proceeding shall be instituted by petition, application or otherwise against Borrower and remain undismissed for a period of 30 days or an order for relief with respect thereto shall be granted.

In addition, upon the occurrence of any such default, Lender may exercise all of the rights of a secured party under the Uniform Commercial Code of the relevant jurisdiction with respect to the Collateral.

         Section 8. RESTRICTIONS ON DISPOSITION OF PORTFOLIO. If Borrower directly, indirectly, or involuntarily agrees to or suffers to exist any lien or encumbrance against all or any portion of the Collateral, then, or at any time thereafter, Lender, at its option, may declare the entire indebtedness evidenced hereby immediately due and payable.

         Section 9. WAIVERS. Borrower waives presentment for payment, demand and protest and notice of protest, and of dishonor and non-payment of this Note, and expressly consents to any extension of the time of payment hereof or of any installment hereof, to the release of any party liable for this obligation and any such extension or release may be made without notice to any of such parties and without in any way affecting or discharging this liability.

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         Section 10. ATTORNEY'S FEES. If any default occurs hereunder, Borrower further promises to pay reasonable attorney's fees and costs and expenses incurred by Lender in connection with any such default or in any action or other proceeding brought to enforce any of the provision of this Note.

         Section 11. EXEMPTION FROM USURY; USURY SAVINGS CLAUSE. Borrower acknowledges that the loan represented by this Note represents the result of good faith bargaining by Borrower and Lender. If this Agreement is found not to be exempt from the maximum interest rate limitations set forth in any applicable usury law, all agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of deferment in accordance with this Note or any agreement, or advancement of the loan proceeds, acceleration of maturity of the loan, or otherwise, shall the amount paid or agreed to be paid to Lender for the loan, use, forbearance or detention of the money to be loaned hereunder exceed the interest rate limit under applicable law. If, from any circumstance whatsoever, fulfillment of any provision hereof or of any other agreement between the parties, at the time performance of such provision shall be due, shall result in the interest charged hereunder exceeding the limit therefor under applicable law, then IPSO FACTO the interest to be paid shall be reduced to the allowable limit. If Lender shall receive an amount which shall result in the interest charged hereunder exceeding the limit therefor under applicable law, all sums in excess of such limit collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied upon the principal of this Note immediately upon the receipt of such monies by Lender with the same force and effect as though Borrower had specifically designed such sums to be so applied to principal. This provision shall never be superseded or waived and shall control every other provision of all agreements between Borrower and Lender.

         Section 12. GOVERNING LAW. This Note shall be governed by, is to be performed in and shall be construed in accordance with the laws of the State of New York..

         Section 13. BINDING EFFECT. This Note shall be binding upon Borrower and shall inure to the benefit of the holder of this Note, and its successors and assigns. Lender may assign or transfer this Note, or any part hereof, to any assignee or transferee and such assignee or transferee shall thereupon become vested with all of the powers and rights given to Lender in respect hereof.

         IN WITNESS WHEREOF, this Note and Security Agreement has been executed and delivered as of the date first hereinabove written.

EINSTEIN COMPUTER CORPORATION


         By:      /s/ MICHAEL SAMACH
                  ---------------------------
         Name:    Michael Samach
         Title:   Chief Financial Officer

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